EXHIBIT 32.2

CERTIFICATION OF SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of EMC Insurance Group Inc. on Form 10-Q for the period ended September 30, 2007, the undersigned herby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of EMC Insurance Group Inc. that:

(1)	The report fully complies with the requirements of Section 13(a) or15(d) of Securities Exchange Act of 1934, and

(2)	The information contained in this report fairly presents, in all material respects, the company’s financial condition and results of operations.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

Date: November 8, 2007

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